Exhibit 10.8

SERVICE AGREEMENT

Energy (i.e., coal, coal rights, hydrocarbons, oil and gas)

This Service Agreement is made to be effective as of June 15, 2013 between Focus Gold Corporation, a Nevada corporation, (“FGLD”), and Carbon Energy Handling, Inc. (“CEHI”).

WHEREAS, FGLD desires to retain CEHI to provide management, consulting, financing, and administrative services relating to Energy (i.e., coal, coal rights, hydrocarbons, oil and gas);

WHEREAS, FGLD has determined that it is in its best interest to engage an independent management service contractor to provide a full scope of management, personnel, administrative, supervisory, accounting and billing services relating to all of the non-legal aspects of FGLD’s operations relating to Energy (i.e., coal, coal rights, hydrocarbons, oil and gas) and desires that CEHI render its management services to FGLD in return for the consideration indicated herein; and,

WHEREAS, CEHI, directly and through its affiliates has committed substantial resources, incurred substantial expenses, has considerable experience and expertise and has the present ability to provide the management, accounting, administrative, non-professional personnel and other support services to FGLD relating to Energy (the “Services”), all of which are anticipated to improve the quality of services and efficiency of FGLD 's business operations and practice; and

WHEREAS, CEHI has existing business opportunities, including and not limited to each of the following: (A) the exclusive rights to negotiate for and acquire leases for the exploration and development of coal located on real property owned and/or controlled by Washington Corp. Sunlight Ranch, Jim Ridgeway, and the United States Government’s Bureau of Land Management, all of which is located in Carbon County, Montana (the “Coal Properties”); (B) plans and preliminary discussions for a 20-40 mile railroad spur for the transportation of coal to be built on the Coal Properties; and (C) a right of first refusal on any coal leases owned or hereafter acquired in Carbon County, Montana.

NOW THEREFORE, IT IS AGREED that CEHI shall perform managerial and administrative services for FGLD and provide professional personnel at the locations where FGLD renders its business services upon the following terms and conditions:

1.          CEHI shall provide the Services to FGLD.

2.          FGLD agrees to pay $10,000 per month for the Services.

3.          FGLD shall have the right to terminate this agreement by written notice at any time. CEHI has the same right to terminate this agreement, subject to an obligation to give FGLD reasonable notice to permit it to obtain alternative services.

4.          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.          Governing Law. This Agreement shall be governed by the laws of the United States, State of Nevada.

6.          Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

7.          Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

8.          Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.          Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Focus Gold Corporation

By: /s/ Gordon F. Lee
Name: Gordon F. Lee
Title: Chief Executive Officer

Carbon Energy Handling Inc.

By: /s/ Victoria J. Blackburn
Name: Victoria J. Blackburn
Title: Secretary

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